EXHIBIT 99.1

ANSYS, Inc. Reports Third Quarter Revenue Growth of 9% in Constant Currency

Company Achieves Strong Operating Margins and EPS Growth

Company Updates 2015 Guidance and Provides Preliminary 2016 Outlook

Highlights

  GAAP revenue of $237.8 million and non-GAAP revenue of $238.2 million
  GAAP diluted earnings per share of $0.72 and non-GAAP diluted earnings per share of $0.90
  Operating cash flows of $77.8 million
  GAAP operating profit margin of 37.9% and non-GAAP operating profit margin of 48.0%
  Repurchased 1,250,000 shares during the third quarter and 2,792,911 shares in the first nine months

PITTSBURGH, Nov. 5, 2015 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ:ANSS), today announced growth in both revenue and diluted earnings per share for the third quarter of 2015. In constant currency, the Company reported GAAP and non-GAAP revenue growth of 9%. GAAP and non-GAAP diluted earnings per share were $0.72 and $0.90, respectively, for the third quarter. Recurring revenue, which is comprised of lease license and annual maintenance revenue, totaled 72% of revenue for the third quarter. Year-to-date revenue growth in constant currency was also 9% on both a GAAP and non-GAAP basis. Recurring revenue totaled 73% of year-to-date revenue.

Commenting on the Company's third quarter 2015 performance, Jim Cashman, ANSYS president & CEO stated, "The results of the third quarter demonstrate the Company's ability to execute effectively and to continuously drive growth. Despite currency headwinds and varying macroeconomic conditions around the world, our diversified business model and predictable, recurring revenue streams enabled us to produce solid top and bottom line results. Our non-GAAP earnings per share surpassed the high end of the range of our expected results for the quarter."

He continued, "As we look toward the balance of 2015 and into 2016, we could not be more excited about the opportunities that lie ahead. Our recent acquisitions of Gear Design Solutions and Delcross have further enhanced our capabilities in IoT and RF systems analysis. Adoption rates of simulation solutions across engineering disciplines will continue to grow as ease of use expands, computational ability grows and cloud solutions are adopted. ANSYS is uniquely positioned as a market leader with a comprehensive solution. We are confident that we will continue to drive shareholder value – and return capital to shareholders – while simultaneously investing in the long-term growth of our company."

ANSYS' third quarter and year-to-date 2015 financial results are presented below. The 2015 and 2014 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, the impact of stock-based compensation, acquisition-related amortization of intangible assets and acquisition-related transaction costs.

	GAAP			NON-GAAP
(in million, except EPS and %'s)	Q3 2015	Q3 2014	% Change	Q3 2015	Q3 2014	% Change

Revenue	$ 237.8	$ 234.0	2%	$ 238.2	$ 235.5	1%
Net income	$ 66.0	$ 65.5	1%	$ 82.0	$ 83.7	(2%)
Earnings per share	$ 0.72	$ 0.70	3%	$ 0.90	$ 0.89	1%
Operating profit margin	37.9%	38.8%		48.0%	50.4%
Operating cash flow	$ 77.8	$ 81.6	(5%)

	GAAP			NON-GAAP
	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change

Revenue	$ 691.1	$ 681.6	1%	$ 692.5	$ 686.0	1%
Net income	$ 184.5	$ 185.1	0%	$ 231.0	$ 237.1	(3%)
Earnings per share	$ 2.01	$ 1.96	3%	$ 2.52	$ 2.51	0%
Operating profit margin	37.1%	37.2%		47.5%	48.4%
Operating cash flow	$ 258.3	$ 293.0	(12%)

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2015 and 2016 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three and nine months ended September 30, 2015 and 2014, and for the 2015 and 2016 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2015 and Preliminary 2016 Financial Outlook

The Company is providing its 2015 revenue and earnings per share guidance below, as well as its preliminary outlook for 2016. The revenue and earnings per share guidance is provided on both a GAAP and a non-GAAP basis. The Company's non-GAAP financial measures exclude charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related transaction expenses.

Fourth Quarter 2015 Guidance

The Company currently expects the following for the quarter ending December 31, 2015:

  GAAP revenue in the range of $251.7 - $259.7 million
  Non-GAAP revenue in the range of $252.0 - $260.0 million
  GAAP diluted earnings per share of $0.66 - $0.73
  Non-GAAP diluted earnings per share of $0.83 - $0.88

Fiscal Year 2015 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2015:

  GAAP revenue in the range of $942.8 - $950.8 million
  Non-GAAP revenue in the range of $944.5 - $952.5 million
  GAAP diluted earnings per share of $2.67 - $2.74
  Non-GAAP diluted earnings per share of $3.35 - $3.40

Fiscal Year 2016 Preliminary Outlook

The Company currently expects the following for the fiscal year ending December 31, 2016:

  GAAP revenue in the range of $1.01 - $1.05 billion
  Non-GAAP revenue in the range of $1.01 - $1.05 billion
  GAAP diluted earnings per share of $2.91 - $3.14
  Non-GAAP diluted earnings per share of $3.58 - $3.76

These statements are forward-looking and actual results may differ materially. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on November 5, 2015 to discuss third quarter results. To participate in the live conference call, dial 866-652-5200 (US) or 412-317-6060 (Canada & Int'l). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US) or 412-317-0088 (Int'l) or 855-669-9658 (CAN toll-free) and entering the pass code 10074596. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	December 31,
	2015	2014

ASSETS:

Cash & short-term investments	$ 776,923	$ 788,778
Accounts receivable, net	91,470	101,229
Goodwill	1,334,509	1,312,182
Other intangibles, net	233,262	259,312
Other assets	265,402	312,602

Total assets	$ 2,701,566	$ 2,774,103

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$ 319,705	$ 332,664
Other liabilities	170,265	223,938
Stockholders' equity	2,211,596	2,217,501

Total liabilities & stockholders' equity	$ 2,701,566	$ 2,774,103

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Revenue:
Software licenses	$ 140,197	$ 139,965	$ 405,655	$ 406,883
Maintenance and service	97,643	94,035	285,451	274,763

Total revenue	237,840	234,000	691,106	681,646

Cost of sales:
Software licenses	6,889	7,095	21,048	21,603
Amortization	9,818	9,477	28,918	28,198
Maintenance and service	19,874	20,622	60,288	63,816
Total cost of sales	36,581	37,194	110,254	113,617

Gross profit	201,259	196,806	580,852	568,029

Operating expenses:
Selling, general and administrative	61,367	58,172	181,640	174,002
Research and development	44,784	41,033	127,439	123,251
Amortization	4,925	6,793	15,037	17,374
Total operating expenses	111,076	105,998	324,116	314,627

Operating income	90,183	90,808	256,736	253,402

Interest expense	(95)	(149)	(371)	(578)
Interest income	674	655	2,125	2,206
Other (expense) income, net	(383)	(395)	475	(772)

Income before income tax provision	90,379	90,919	258,965	254,258

Income tax provision	24,346	25,440	74,465	69,201

Net income	$ 66,033	$ 65,479	$ 184,500	$ 185,057

Earnings per share – basic:
Basic earnings per share	$ 0.74	$ 0.71	$ 2.05	$ 2.01
Weighted average shares – basic	89,694	91,875	89,873	92,224

Earnings per share - diluted:
Diluted earnings per share	$ 0.72	$ 0.70	$ 2.01	$ 1.96
Weighted average shares – diluted	91,593	93,905	91,820	94,397

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended
	September 30, 2015			September 30, 2014
	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results
Total revenue	$ 237,840	$ 379(1)	$ 238,219	$ 234,000	$ 1,528(4)	$ 235,528

Operating income	90,183	24,257(2)	114,440	90,808	27,794(5)	118,602

Operating profit margin	37.9%		48.0%	38.8%		50.4%

Net income	$ 66,033	$15,978(3)	$ 82,011	$ 65,479	$18,176(6)	$ 83,655

Earnings per share – diluted:

Diluted earnings per share	$ 0.72		$ 0.90	$ 0.70		$ 0.89

Weighted average shares – diluted	91,593		91,593	93,905		93,905

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $14.7 million of amortization expense associated with intangible assets acquired in business combinations, $8.9 million of stock-based compensation expense, the $0.4 million adjustment to revenue as reflected in (1) above and $0.3 million of transaction expenses related to business combinations.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $8.3 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $16.3 million of amortization expense associated with intangible assets acquired in business combinations, $10.0 million of stock-based compensation expense and the $1.5 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $9.6 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Nine Months Ended
	September 30, 2015			September 30, 2014
	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results
Total revenue	$ 691,106	$ 1,365(1)	$ 692,471	$ 681,646	$ 4,307(4)	$ 685,953

Operating income	256,736	71,885(2)	328,621	253,402	78,430(5)	331,832

Operating profit margin	37.1%		47.5%	37.2%		48.4%

Net income	$ 184,500	$ 46,458(3)	$ 230,958	$ 185,057	$ 52,063(6)	$ 237,120

Earnings per share – diluted:

Diluted earnings per share	$ 2.01		$ 2.52	$ 1.96		$ 2.51

Weighted average shares – diluted	91,820		91,820	94,397		94,397

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $44.0 million of amortization expense associated with intangible assets acquired in business combinations, $25.7 million of stock-based compensation expense, the $1.4 million adjustment to revenue as reflected in (1) above and $0.8 million of transaction expenses related to business combinations.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $25.4 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $45.6 million of amortization expense associated with intangible assets acquired in business combinations, $27.6 million of stock-based compensation expense, the $4.3 million adjustment to revenue as reflected in (4) above and $1.0 million of transaction expenses related to business combinations.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $26.4 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending December 31, 2015

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.66 - $0.73
Adjustment to exclude acquisition accounting adjustment to deferred revenue	-
Adjustment to exclude acquisition–related amortization	$0.09 - $0.10
Adjustment to exclude stock–based compensation	$0.06 - $0.07

Non-GAAP expectation	$0.83 - $0.88

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2015
Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.67 - $2.74
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01
Adjustment to exclude acquisition–related amortization	$0.39 - $0.40
Adjustment to exclude stock–based compensation	$0.25 - $0.26
Adjustment to exclude acquisition-related transaction expenses	$0.01

Non-GAAP expectation	$3.35 - $3.40

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2016
Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.91 - $3.14
Adjustment to exclude acquisition accounting adjustment to deferred revenue	-
Adjustment to exclude acquisition–related amortization	$0.34 - $0.36
Adjustment to exclude stock–based compensation	$0.28 - $0.31

Non-GAAP expectation	$3.58 - $3.76

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company's strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs over 2,750 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries.

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the fourth quarter of 2015, fiscal year 2015 and fiscal year 2016 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs); statements about management's views concerning the Company's prospects and outlook for 2016, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company's fourth quarter and beyond visibility, statements regarding the Company's ability to execute effectively and to continuously drive growth, statements regarding our diversified business model and predictable, recurring revenue streams, statements regarding opportunities that lie ahead, statements regarding adoption rates of simulation solutions across engineering disciplines continuing to grow as user adoption continues to increase, ease of use expands, computational ability grows and cloud solutions are adopted, statements regarding ANSYS being uniquely positioned as a market leader with a comprehensive solution, statements regarding our confidence that we will continue to drive shareholder value and return capital to shareholders, and statements regarding simultaneously investing in the long-term growth of our Company  are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS' customers' ability to purchase products from the Company at the same level as prior periods or to pay for the Company's products and services, the risk that declines in the ANSYS' customers' business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS' primary geographic regions, the risk that ANSYS' revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company's proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company's source code, the risk of difficulties in the relationship with ANSYS' independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company's existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2014 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

ANSS-F

CONTACT: Investors:
         Annette Arribas, CTP
         724.820.3700
         annette.arribas@ansys.com

         Media:
         Amy Pietzak
         724.820.4367
         amy.pietzak@ansys.com